CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Churchill Tax-Free Fund of Kentucky and to the use of our reports dated February 26, 2007 on the financial statements and financial highlights of Churchill Tax-Free Fund of Kentucky. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                                TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 25, 2007